NEITHER THESE SECURITIES NOR ANY SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE. NEITHER THESE SECURITIES NOR ANY SECURITIES ISSUABLE UPON THE CONVERSION HEREOF MAY BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE 1933 ACT OR THE LAWS OF APPLICABLE STATES OR SUCH OFFER, SALE OR TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

5% CONVERTIBLE DEBENTURE

DUE 24 months from the final investment of moneys advanced through that certain Letter of Intent executed by the parties named below dated 4/20/2016, combined with a draw down commitment, totaling $2,500.000 in the aggregate.

FOR VALUE RECEIVED, Player Network Inc., a Nevada corporation (the “Company”), hereby promises to pay to RxMM Health or registered assigns (the “Holder”) on or before 24 months (the “Maturity Date”) from the date of the final total draw down the principal amount of $2,500.000 Dollars plus all accrued interest on the principal amount hereof, in such amounts, at such times and on such terms and conditions as are specified herein.

I.	ARTICLE 1. Interest

The Company shall pay interest on the unpaid principal amount of this Debenture (this “Debenture”) at the rate of Five Percent (5%) per year, payable in arrears until the principal hereof is paid in full or has been converted. Interest on this Debenture shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of this Debenture. Interest shall be computed on the basis of a 360- day fiscal year of 12 30-day months. If the Holder shall elect to convert this Debenture during any fiscal quarter, the Company shall pay to the Holder, upon conversion, the pro-rata portion of accrued interest payable through the conversion date, payable 15 days after the close of the fiscal quarter in which the conversion took place

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II.	ARTICLE 2. Method of Payment

This Debenture must be surrendered to the Company in order for the Holder to receive payment of the principal amount hereof. The Company shall pay the principal of and interest on this Debenture in United States dollars. For payment hereunder the Company may draw a check or apply equivalent amounts of elected conversions by Holder of any of his Warrants then held for any payments of interest in any amount to the order of the Holder of this Note and mail it to the Holder’s address as shown on the Register (as defined in Section 7.2 below). Interest and principal payments shall be subject to withholding under applicable United States Federal Internal Revenue Service Regulations.

III.	ARTICLE 3. Conversion

SECTION 3.1. Conversion Privilege

a. The Holder of this Debenture shall have the right, at its option, to convert it into shares of common stock, no par value per share, of the Company (“Common Stock”) at any time which is before the close of business on the Maturity Date, except as set forth in Section 3.1(c) below. The number of shares of Common Stock issuable upon the conversion of this Debenture is determined by dividing the principal amount hereof to be converted plus all accrued interest thereon minus any required withholding by the conversion price in effect on the conversion date (as defined in paragraph (b) of this Section 3.1 below) and rounding the result to the nearest 1/100th of a share. On conversion, no payment of or adjustment (other than as provided in the previous sentence) for accrued interest shall be made whether or not such conversion occurs before, on or after an interest payment date. This privilege of Conversion is non-transferable without the written consent of the Company, which will not be unreasonable withheld.

b. The conversion price is Twenty-Five Percent (25%) off the 30 average market price of the Common Stock leading up to the conversion date.

c. Less than the entire principal amount of this Debenture may be converted into Common Stock if the portion converted is $2,500,000 or a whole multiple of $50,000 and the provisions of this Article 3 that apply to the conversion of the entire Debenture also apply to the conversion of any portion of it. All accrued interest on this Debenture shall be added to the amount converted if less than the entire principal amount of this Debenture is converted and shall be deemed to be paid and discharged thereby.

d. In the event any Debentures remain outstanding on or after the anniversary of the maturity date hereof, the unconverted portion of such Debentures will be convertible in the manner set forth in this Section 3.1; however, the conversion price shall be equal to the 30 day average market price on the conversion date, or converted by the exercising of the warrants per a fixed schedule see warrant agreement

SECTION 3.2. Conversion Procedure. To convert this Debenture into Common Stock, the Holder must (a) complete and sign the Notice of Conversion attached hereto and (b) surrender the Debenture to the Company. The date upon which the Company receives the completed Notice of Conversion (by mail, email, facsimile or otherwise) is the conversion date, provided that the Company shall not be required to deliver a certificate for Common Shares unless and until the Company receives the Debenture. Within five business days after receipt of the Notice of Conversion, providing the Company has received the Debenture from the Holder, the Company shall deliver a certificate for the number of full shares of Common Stock issuable upon the conversion and a check for any fraction of a share.

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SECTION 3.3. Fractional Shares. The Company shall not issue a fractional share of Common Stock upon the conversion of this Debenture. Instead, the Company shall pay in lieu of any fractional share the cash value thereof at the then current market price of the Common Stock as determined under Section 3.7 below.

SECTION 3.4. Taxes on Conversion. The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion of this Debenture. However, the Holder shall pay any such tax which is due because the shares are issued in a name other than its name.

SECTION 3.5. Company to Reserve Stock. The Company shall reserve out of its authorized but unissued Common Stock or Common Stock held in treasury enough shares of Common Stock to permit the conversion of this Debenture. All shares of Common Stock which may be issued upon the conversion hereof shall be fully paid and non-assessable.

SECTION 3.6. Restrictions on Transfer. This Debenture being a Security and the Common Stock issuable upon the conversion hereof have not been registered under the Securities Act of 1933 (the “Act”) and this Debenture and the Common Stock issuable upon the conversion of this Debenture may not be offered for sale, sold or otherwise transferred unless such offer, sale or other transfer is registered under the Act or such securities or such transfer is exempt from such registration.

SECTION 3.7. Current Market Price.

a. In Sections 3.1 and 3.3, the current market price per share of Common Stock on any date is the average of the quoted prices of the Common Stock for five consecutive trading days ending on the trading day before the date in question.

b. As used in this Section 3.7, the term quoted price shall mean (i) the closing bid prices thereof on any such trading date, as reported by Bloomberg, L.P. or (ii) in the event the Common Stock is not reported on such system, the fair market value of the Common Stock as determined by the Board of Directors of the Company in its good faith judgment.

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SECTION 3.8. Mergers, Etc. If the Company merges or consolidates with another corporation or sells or transfers all or substantially all of its assets to another person and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such merger, consolidation, sale or transfer, the Company and any such successor, purchaser or transferee shall amend this Debenture to provide that it may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer.

IV.	ARTICLE 4. Mergers

The Company shall not consolidate or merge into, or transfer all or substantially all of its assets to, any person, unless such person assumes the obligations of the Company under this Debenture and immediately after such transaction no Event of Default exists. Any reference herein to the Company shall refer to such surviving or transferee corporation and the obligations of the Company shall terminate upon such assumption.

V.	ARTICLE 5. Reports

The Company will mail to the Holder hereof at its address as shown on the Register a copy of any annual, quarterly or current report that it files with the SEC or the OTC Markets promptly after the filing thereof and a copy of any annual, quarterly or other report or proxy statement that it gives to its shareholders generally at the time such report or statement is sent to shareholders.

VI.	ARTICLE 6. Defaults and Remedies

SECTION 6.1. Events of Default. An “Event of Default” occurs if (a) the Company does not make the payment of the principal of this Debenture when the same becomes due and payable at the Maturity Date, upon redemption or otherwise, (b) the Company does not make a payment of interest when such interest becomes due and payable and such default continues for a period of 10 days thereafter, (c) the Company fails to issue shares of Common Stock upon conversion, (d) the Company fails to comply with any of its other agreements in this Debenture and such failure continues for the period and after the notice specified below, (e) the Company pursuant to or within the meaning of any Bankruptcy Law (as hereinafter defined): (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian (as hereinafter defined) of it or for all or substantially all of its property; (iv) makes a general assignment for the benefit of its creditors; or (v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company in an involuntary case; (B) appoints a Custodian of the Company or for all or substantially all of its property or (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 60 days. As used in this Section 6.1, the term “Bankruptcy Law” means Title 11 of the United States Code or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law. A default under clause (d) above is not an Event of Default until the holders of at least 25% of the aggregate principal amount of the Debentures notify the Company of such default and the Company does not cure it within 10 days after the receipt of such notice, which must specify the default, demand that it be remedied and state that it is a “Notice of Default.”

SECTION 6.2. Events of Default by the Holder. In the event Holder becomes insolvent or bankrupt, or transfers, hypothecates, or otherwise disposes or conveys any portion of any of Holder’s rights or interest in regard to this debenture to a third party not controlled by Holder, without the approval of the Company, the conversion privileges granted hereunder shall be suspended, until such action is either rectified or approved.

SECTION 6.3. Acceleration. If an Event of Default occurs and is continuing, the Holder hereof by notice to the Company, may declare the principal of and accrued interest on this Debenture to be due and payable. Upon such declaration, the principal and interest hereof shall be due and payable immediately.

VII.	ARTICLE 7. Registered Debentures

SECTION 7.1. Record Ownership. The Company shall maintain a register of the holders of the Debentures (the “Register”) showing their names and addresses and the serial numbers and principal amounts of Debentures issued to or transferred of record by them from time to time. The Register may be maintained in electronic, magnetic or other computerized form. The Company may treat the person named as the Holder of this Debenture in the Register as the sole owner of this Debenture. The Holder of this Debenture is the person exclusively entitled to receive payments of interest on this Debenture, receive notifications with respect to this Debenture, convert it into Common Stock and otherwise exercise all of the rights and powers as the absolute owner hereof.

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SECTION 7.2. Registration of Transfer. Transfers of this Debenture may be registered on the books of the Company maintained for such purpose pursuant to Section 7.2 above (i.e., the Register). Transfers shall be registered when this Debenture is presented to the Company with a request to register the transfer hereof and the Debenture is duly endorsed by the appropriate person, reasonable assurances are given that the endorsements are genuine and effective, and the Company has received evidence satisfactory to it that such transfer is rightful and in compliance with all applicable laws, including tax laws and state and federal securities laws. When this Debenture is presented for transfer and duly transferred hereunder, it shall be cancelled and a new Debenture showing the name of the transferee as the record holder thereof shall be issued in lieu hereof. When this Debenture is presented to the Company with a reasonable request to exchange it for an equal principal amount of Debentures of other denominations, the Company shall make such exchange and shall cancel this Debenture and issue in lieu thereof Debentures having a total principal amount equal to this Debenture in the denominations requested by the Holder. The Company may charge a reasonable fee for any registration of transfer or exchange other than one occasioned by a notice of redemption or the conversion hereof.

VIII.	ARTICLE 8. Notices

Except as otherwise provided in this Debenture, any notice which is required or convenient under the terms of this Debenture shall be duly given if it is in writing and (a) delivered in person (b) mailed by first class mail, postage prepaid, or (c) sent by private overnight mail service (such as Federal Express) and directed to the Holder of the Debenture at its address as it appears on the Register or if to the Company to its principal executive offices. Such notice shall be effective, when personally delivered, upon receipt, when so sent by first class mail, four business days after deposit with the United States Postal Service, or when so sent by private overnight mail service, the next business day after deposit.

IX.	ARTICLE 9. Time

Where this Debenture authorizes or requires the payment of money or the performance of a condition or obligation on a Saturday or Sunday or a public holiday, or authorizes or requires the payment of money or the performance of a condition or obligation within, before or after a period of time computed from a certain date, and such period of time ends on a Saturday or a Sunday or a public holiday, such payment may be made or condition or obligation performed on the next succeeding business day, and if the period ends at a specified hour, such payment may be made or condition performed, at or before the same hour of such next succeeding business day, with the same force and effect as if made or performed in accordance with the terms of this Debenture. Where time is extended by virtue of the provisions of this Article 9, such extended time shall not be included in the computation of interest.

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X.	ARTICLE 10. Waivers

The holders of a majority in principal amount of the Debentures may waive a default or rescind the declaration of an Event of Default and its consequences except for a default in the payment of principal of or interest on any Debenture.

XI.	ARTICLE 11. Rules of Construction

In this Debenture, unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular, and words of the masculine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender may refer to any gender. The numbers and titles of sections contained in this Debenture are inserted for convenience of reference only, and they neither form a part of this Debenture nor are they to be used in the construction or interpretation hereof. Wherever, in this Debenture, a determination of the Company is required or allowed, such determination shall be made by a majority of the Board of Directors of the Company and if it is made in good faith, it shall be conclusive and binding upon the Company and the Holder of this Debenture.

XII.	ARTICLE 12. Governing Law

The validity, terms, performance and enforcement of this Debenture shall be governed and construed by the provisions hereof and in accordance with the laws of the State of Nevada applicable to agreements that are negotiated, executed, delivered and performed solely in the State of Nevada.

IN WITNESS WHEREOF, the Company has duly executed this Debenture as of the date first written above.

PLAYER’S NETWORK, INC.

By

__________________________________________________________

Name

__________________________________________________________

Title

______________________________________________________

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NOTICE OF CONVERSION

[To be completed and signed only upon conversion of Debenture]

The undersigned, the Holder of this Debenture, hereby irrevocably elects to exercise the right to convert it into common stock, par value $     per share, of Players Network Inc. Company as follows:

[Complete if less than ____________________ Dollars ($_________)*____

all of principal amount ($50,000 or integral multiples of $50,000)

is to be converted]

[Signature must be _______________________________________________

guaranteed if registered (Name of Holder of shares if different than holder of stock differs registered Holder of Debenture)

from registered Holder of

Debenture)

________________________________________________

(Address of Holder if different than address of

registered Holder of Debenture)

________________________________________________

(Social Security or EIN of Holder of shares if

different than Holder of Debenture)

*If the principal amount of the Debenture to be converted is less than the entire principal amount thereof, a new Debenture for the balance of the principal amount shall be returned to the Holder of the Debenture.

Date:________________ Sign:_____________________________________

(Signature must conform in all respects

to name of Holder shown on face of this

Debenture)

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Signature Guaranteed:

Assignment of Note

The undersigned hereby sell(s) and assign(s) and transfer(s) unto

————————————————————————

(name, address and SSN or EIN of assignee)

Dollars ($        )

————————————————— ——- —

(principal amount of Debenture, $10,000 or integral multiples of $10,000)

of principal amount of this Debenture together with all accrued interest hereon.

Date:       Sign:

———     ——————————————

(Signature must conform in all respects to

name of Holder shown on face of Debenture)

Signature Guaranteed:

________________________________________________________________________________

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